As filed with the Securities and Exchange Commission on October 5, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________
Earthstone Energy, Inc.
(Exact name of Registrant as specified in its charter)
__________

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of Principal Executive Offices)(Zip Code)
__________

Earthstone Energy, Inc. 2014 Long-Term Incentive Plan
(Full title of the plan)
__________

Frank A. Lodzinski
Chief Executive Officer
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Name and address of agent for service)

(281) 298-4246
(Telephone Number, including area code, of agent for service)
__________

The Commission is requested to send copies of all communications to:
Reid A. Godbolt, Esq.
Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Telephone: (303) 573-1600
Facsimile: (303) 573-8133
__________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⁯[]		Accelerated filer ☑
Non-accelerated filer ⁯ []	(Do not check if a smaller reporting company)	Smaller reporting company []⁯
Emerging growth company []

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. []

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, $0.001 Par Value	600,000	$9.22	$5,532,000	$670.48
Total	600,000	$9.22	$5,532,000	$670.48

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock, $0.001 par value per share (“Class A Common Stock”), of Earthstone Energy, Inc., a Delaware corporation (the “Registrant”), as may be issued by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act on the basis of the average of the high and low sales prices of the Class A Common Stock on the New York Stock Exchange on October 2, 2018, within five business days prior to filing.

i

EXPLANATORY NOTE AND STATEMENT OF INCORPORATION BY REFERENCE

Earthstone Energy, Inc. (the “Company”) previously filed a Registration Statement on Form S-8 (File No. 333-210734) registering 1,500,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), under the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan, as amended (the “Plan”) on April 13, 2016.  On May 9, 2017, each share of Common Stock was exchanged for one share of Class A common stock, $0.001 par value per share (the “Class A Common Stock”), of the Company. The Company previously filed a Registration Statement on Form S-8 (File No. 333-221248) registering 4,300,000 shares of the Company’s Class A Common Stock, under the Plan on October 31, 2017. The Company hereby incorporates by reference the contents of the previously filed Registration Statements on Form S-8 to the extent not otherwise amended or superseded by the contents of this Registration Statement.

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed to register an additional 600,000 shares of the Company’s Class A Common Stock under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

We are subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the Commission. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the Commission:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on March 15, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the Commission on May 3, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed with the Commission on August 6, 2018;

•	our Current Reports on Form 8-K filed with the Commission on March 2, 2018, March 30, 2018, April 2, 2018, April 11, 2018, May 9, 2018, May 23, 2018, June 6, 2018 and June 29, 2018;

•
the description of our Class A Common Stock set forth in our registration statement filed on Form 8-A filed with the Commission on May 9, 2018, including any amendment or report filed for the purpose of updating such registration statement.

In addition, all documents which we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information furnished rather than filed) after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents, provided that, unless specifically stated to the contrary, documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into or otherwise included in this Registration Statement. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Reid A. Godbolt, a member of Jones & Keller, P.C., beneficially owns 17,075 shares of our Class A Common Stock held of record by a limited liability company he owns jointly with his spouse.

Item 6.    Indemnification of Directors and Officers
Article 8 of our Third Amended and Restated Certificate of Incorporation provides for indemnification of our officers and directors, as well as our employees and agents, to the extent authorized by the Delaware General Corporation Law (“DGCL”). Pursuant to Section 145 of the DGCL, we generally have the power to indemnify our current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our  best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any charter provision, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office.
We also have the power to purchase and maintain insurance for such directors and officers. Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. The Company has obtained directors’ and officers’ liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.
We have also entered into individual indemnification agreements with our directors and executive officers. These agreements indemnify those directors and officers to the fullest extent permitted by law against inordinate risks of claims and actions against them arising out of their service to and activities on our behalf.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

Exhibit Number	Exhibit Title

5.1*	Opinion of Jones & Keller, P.C.

10.1
Earthstone Energy, Inc. 2014 Long-Term Incentive Plan (included as Exhibit 10.3 of the Current Report on Form 8-K filed by the Registrant with the Commission on December 29, 2014 and incorporated by reference herein).

10.2
First Amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan (included as Exhibit 10.1 of the Current Report on Form 8-K filed by the Registrant with the Commission on October 26, 2015 and incorporated by reference herein).

10.3
Second Amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan (included as Exhibit 10.6 of the Current Report on Form 8-K filed by the Registrant with the Commission on May 15, 2017 and incorporated by reference herein).

10.4
Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan (included as Exhibit 10.1 of the Current Report on Form 8-K filed by the Registrant with the Commission on June 6, 2018 and incorporated by reference herein).

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Weaver and Tidwell, L.L.P.

23.3*	Consent of Cawley, Gillespie & Associates, Inc.

23.4*	Consent of Jones & Keller, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereof).
__________________
*      Filed herewith.

Item 9.    Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on October 5, 2018.

EARTHSTONE ENERGY, INC. (the “Registrant”)

By:	/s/ Frank A. Lodzinski
Frank A. Lodzinski Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank A. Lodzinski and Tony Oviedo as his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him in his name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 5, 2018.

Signature	Title

/s/ Frank A. Lodzinski	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)
Frank A. Lodzinski

/s/ Tony Oviedo	Principal Financial Officer and Principal Accounting Officer
Tony Oviedo

/s/ Jay F. Joliat	Director
Jay F. Joliat

/s/ Phillip D. Kramer	Director
Phillip D. Kramer

/s/ Ray Singleton	Director
Ray Singleton

/s/ Wynne M. Snoots, Jr.	Director
Wynne M. Snoots, Jr.

/s/ Douglas E. Swanson, Jr.	Director
Douglas E. Swanson, Jr.

/s/ Brad A. Thielemann	Director
Brad A. Thielemann

/s/ Zachary G. Urban	Director
Zachary G. Urban

/s/ Robert L. Zorich	Director
Robert L. Zorich